EXHIBIT 99.3

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


----------------------------------------
                                       |
MATILDA SCHULMAN, on behalf of         |
herself and all others similarly       |
situated,                              |
                                       |
                   Plaintiff,          |
                                       |
     -against-                         |  Civil Action No. 19159 NC
                                       |
GERALD T. VENTO, THOMAS H.             |
SULLIVAN, WILLIAM T. MOUNGER, II,      |
SCOTT I. ANDERSON, MICHAEL BENSON,     |
WILLIAM W. HAGUE, MICHAEL R.           |
HANNON, ROHIT M. DESAI, ANN K.         |
HALL, JAMES M. HOAK, JR., GARY C.      |
WENDT, TELECORP PCS, INC. AND AT&T     |
WIRELESS SERVICES, INC.,               |
                                       |
                   Defendants.         |
                                       |
----------------------------------------

                NOTICE OF FILING AMENDED CLASS ACTION COMPLAINT
                -----------------------------------------------

TO:         Kenneth J. Nachbar, Esquire
            Morris Nichols Arsht & Tunnell
            1201 N. Market Street
            Wilmington, Delaware 19899

            J. Travis Laster, Esquire
            Richards Layton & Finger
            One Rodney Square
            Wilmington, Delaware 19801

            PLEASE TAKE NOTICE that plaintiff herewith files the attached First Amended Class Action Complaint as of right pursuant to Rule 15(a).

            In compliance with Rule 15(aa), plaintiff avers that the Amended Complaint is in full substitution for the Complaint heretofore filed on October 9, 2001.

                                   ROSENTHAL, MONHAIT, GROSS & GODDESS,
                                        P.A.


                                   By:  /s/  Norman M.  Monhait
                                        ---------------------------------------
                                        Suite 1401, Mellon Bank Center
                                        919 North Market Street
                                        P.O. Box 1070
                                        Wilmington, Delaware 19899
                                        (302) 656-4433
                                        Attorneys for Plaintiff


OF COUNSEL:

ABBEY GARDY LLP
212 East 39th Street
New York, New York 10016



October 18, 2001

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


----------------------------------------
                                       |
MATILDA SCHULMAN, on behalf of         |
herself and all others similarly       |
situated,                              |
                                       |
                   Plaintiff,          |
                                       |
     -against-                         |  Civil Action No. 19159 NC
                                       |
GERALD T. VENTO, THOMAS H.             |
SULLIVAN, WILLIAM T. MOUNGER, II,      |
SCOTT I. ANDERSON, MICHAEL BENSON,     |
WILLIAM W. HAGUE, MICHAEL R.           |
HANNON, ROHIT M. DESAI, ANN K.         |
HALL, JAMES M. HOAK, JR., GARY C.      |
WENDT, TELECORP PCS, INC. AND AT&T     |
WIRELESS SERVICES, INC.,               |
                                       |
                   Defendants.         |
                                       |
----------------------------------------

                                 FIRST AMENDED
                             CLASS ACTION COMPLAINT
                             ----------------------

            Plaintiff, by her attorneys, alleges upon information and belief, except as to paragraph 1 which plaintiff alleges upon knowledge, as follows:

            1. Plaintiff Matilda Schulman has been a stockholder of defendant TeleCorp PCS, Inc. ("TeleCorp" or the "Company") since prior to October 8, 2001.

            2. Defendant TeleCorp is a corporation duly organized and existing under the laws of the state of Delaware, with its principal executive offices located at 1010 North Glebe Road, Suite 800, Arlington, Virginia 22201. TeleCorp is the largest affiliate of AT&T Wireless Services, Inc. ("AT&T Wireless"), with licenses to serve digital wireless personal communications services, or "PCS," in 78 markets in the United States.

            3. Defendant AT&T Wireless is a corporation duly organized and existing under the laws of the state of Delaware, with its principal executive offices located at 7277 164th Avenue, N.E., Building 1, Redmond, Washington 98052. AT&T Wireless split from AT&T Corporation on July 9, 2001, and is the largest independently traded wireless carrier in the United States.

            4. Defendant Gerald T. Vento is a Director of TeleCorp and the Company's Chief Executive Officer.

            5. Defendant Thomas H. Sullivan is a Director of TeleCorp and the Company's Executive Vice President and Chief Financial Officer.

            6. Defendant William T. Mounger, II is a Director of TeleCorp and Chairman of the Board of Directors. Mounger is an executive officer of TeleCorp.

            7. Defendant Scott I. Anderson is a Director of TeleCorp. Anderson is also a Principal of Cedar Grove Partners, LLC, an investment and consulting/advisory partnership. Anderson also spent 11 years as an employee of AT&T Wireless and its predecessors between 1986 and 1997, where he last served as Senior Vice President of the Acquisitions and Development Group. Anderson is a controlling stockholder or director of several entities that engage in regular business transactions with TeleCorp, including Panther Wireless, L.L.C. (sale of licenses), ABC Wireless, L.L.C., ($7.8 million loan from TeleCorp) and Wireless Facilities, Inc. ($71 million paid by TeleCorp for network monitoring services).

            8. Defendant Michael Benson is a Director of TeleCorp. Benson is also a Senior Vice President and Chief Information Officer of AT&T Wireless.

            9. Defendant William W. Hague is a Director of TeleCorp. Hague has also been an employee of AT&T Wireless since 1995, and is currently that company's Senior Vice President, Corporate Development, Mergers and Acquisitions.

            10. Defendant Michael R. Hannon is a Director of TeleCorp. Hannon is also a Partner of J.P. Morgan Partners, an affiliate of J.P. Morgan Chase & Co. ("Chase"). Chase has acted as the Company's lead manager for various note offerings, is the agent bank and lender under the Company's senior credit facilities, and otherwise performs various investment banking and commercial banking services for the Company.

            11. Defendant Rohit M. Desai is a Director of TeleCorp. Desai is also the Chairman, President and Chief Investment Officer of Desai Capital Management Incorporated, an investment firm.

            12. Defendant Ann K. Hall is a Director of TeleCorp. Hall is also the Director of Partnership and Affiliate Operations for AT&T Wireless.

            13. Defendant James M. Hoak, Jr. is a Director of TeleCorp. Hoak is also the Chairman and a Principal of Hoak Capital Corporation, an investment firm.

            14. Defendant Gary C. Wendt is a Director of TeleCorp. Wendt is also the Chairman and Chief Executive Officer of Conseco, Inc. Wendt joined the Company's Board of Directors on or about September 10, 2001.

            15. The defendants named in paragraphs 4 through 14 are sometimes collectively referred to herein as the "Individual Defendants."

            16. The Individual Defendants, as officers and/or directors of TeleCorp, have a fiduciary relationship and responsibility to plaintiff and the other common public stockholders of TeleCorp, and owe to plaintiff and the other class members the highest obligations of good faith, loyalty, fair dealing, due care and candor.

                            CLASS ACTION ALLEGATIONS
                            ------------------------

            17. Plaintiff brings this action on her own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all common stockholders of TeleCorp or their successors in interest, who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of defendants.

            18. This action is properly maintainable as a class action because:

                  a. The Class is so numerous that joinder of all members is impracticable. There are hundreds, if not thousands, of TeleCorp stockholders who are located throughout the United States.

                  b. There are questions of law and fact which are common to the Class, including: whether any of the defendants have engaged or are continuing to act in a manner calculated to benefit themselves at the expense of TeleCorp's public stockholders; and whether plaintiff and the other Class members would be irreparably damaged if the defendants are not enjoined in the manner described below.

                  c. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

                  d. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would, as a practical matter, be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

                  e. The defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                                CLAIM FOR RELIEF
                                ----------------

            19. AT&T Wireless, through a wholly owned subsidiary, owns 47,978,426 shares or 26.7% of TeleCorp's Class A Voting Common Stock. Through a November 13, 2000 stockholders agreement, AT&T Wireless also has the power to designate (or block other parties' efforts to designate) at least six members of the Company's Board of Directors. The agreement provides for the composition of the thirteen member board as follows:

                  1.   Vento
                  2.   Sullivan
                  3.   Mounger
                  4.   AT&T Wireless designee
                  5.   AT&T Wireless designee
                  6.   AT&T Wireless designee
                  7.   "reasonably acceptable to AT&T Wireless" designee
                  8.   "reasonably acceptable to AT&T Wireless" designee
                  9.   "reasonably acceptable to AT&T Wireless" designee
                  10.  TeleCorp. investors' designee
                  11.  TeleCorp. investors' designee
                  12.  Tritel (a TeleCorp predecessor) investors' designee
                  13.  Tritel (a TeleCorp predecessor) investors' designee

            20. AT&T has the ability to increase its direct representation on TeleCorp's Board of Directors under various circumstances. For instance, Mounger is a party to a one-year employment agreement with the Company, expiring on November 12, 2001. If Mounger ceases to be an officer of TeleCorp, or if Mounger or his affiliates sell more than 30% of their collective holdings in the Company, then Mounger will be removed from the Board and replaced by a designee "reasonably acceptable to AT&T Wireless." Similarly, if either Vento or Sullivan leave the Company, then Vento or Sullivan, as applicable, will be removed from the Board and replaced by a designee acceptable to AT&T Wireless. In the event that the stockholders who comprise groups of TeleCorp or Tritel investors with designating abilities fail to satisfy their obligations to provide funding to the Company, then their respective designees to the Board will be replaced by designees "who must be acceptable to AT&T Wireless in its sole discretion." These investors also loose their ability to designate four Directors if they sell more than 15% of their holdings in the Company.

            21. In addition to its stockholdings and contractual rights to place or block Directors on the Company's Board, AT&T also controls TeleCorp through a series of agreements controlling TeleCorp's short and long term operations. Those agreements provide for, among other things:

                  a. TeleCorp's obligation to construct PCS systems in certain areas at a schedule approved by AT&T Wireless;

                  b. TeleCorp's obligation to meet customer care standards approved by AT&T Wireless;

                  c. TeleCorp's obligation to meet reception quality standards approved by AT&T Wireless;

                  d. TeleCorp's obligation to meet network reliability standards approved by AT&T Wireless;

                  e. TeleCorp's obligation to meet voice quality standards approved by AT&T Wireless;

                  f. TeleCorp's obligation to meet call completion standards approved by AT&T Wireless;

                  g. TeleCorp's obligation to adopt new technology chosen by AT&T Wireless;

                  h. TeleCorp's obligation to resell its services to AT&T Wireless or AT&T Wireless's designee at discounted rates;

                  i. TeleCorp's obligation to purchase interstate and intrastate long distance services from AT&T Wireless and meet minimum traffic volume commitments for long distance services;

                  j. TeleCorp's obligation to provide AT&T Wireless with the right of first refusal for the sale of certain assets or AT&T Wireless's designee at discounted rates;

                  k. TeleCorp's obligation to maintain "any and all confidential information" in "the strictest confidence."

            22. In addition to its stockholdings, Board representation, and operational control over TeleCorp, AT&T Wireless also controlled the Company's ability to consider strategic alternatives. TeleCorp's contractual agreements with AT&T Wireless provides AT&T Wireless with the ability to block an acquisition proposal for TeleCorp, and block or limit TeleCorp's ability to engage in an acquisition of its own.

            23. On October 8, 2001, TeleCorp announced that its Board of Directors (the Individual Defendants) had agreed to a AT&T Wireless's buyout of the public interest in TeleCorp whereby each share of the Company's common stock would be exchanged for 0.9 shares of AT&T Wireless common stock (the "Merger"). AT&T Wireless will separately pay approximately $221 million in preferred securities held by several of the Individual Defendants.

            24. The purpose of the Merger is to acquire TeleCorp and its valuable assets for AT&T Wireless's own benefit at the expense of the Company's public stockholders.

            25. The consideration accepted by the Individual Defendants in the Merger is grossly inadequate, and does not account for the value of TeleCorp's assets.

            26. TeleCorp has been growing exponentially in building out the AT&T Wireless network. On August 1, 2000, TeleCorp announced a 40% increase in subscribers and 30% increase in revenues for the second quarter of 2000 on a quarter-to-quarter basis. On November 1, 2000, TeleCorp reported quarter-to-quarter increases of 27% for subscribers and 28% for revenue for the third quarter of 2000. On February 28, 2001, TeleCorp reported quarter-to-quarter increases of 64% for subscribers and 32% for revenue for the fourth quarter of 2000. On May 14, 2001, TeleCorp announced quarter-to-quarter increases of 13% for subscribers and 24% for revenue for the first quarter of 2001. On August 13, 2001, TeleCorp announced quarter-to-quarter increases of 9% for subscribers and 16% for revenue for the first quarter of 2001. Although on a percentage basis, the pace of adding new subscribers had slowed, the quality of TeleCorp's subscribers had increased, as the Company focused on adding post-pay customers rather than pre-pay customers.

            27. Indeed, as recently as September 27, 2001, the bond-rating firm Fitch IBCA, Duff & Phelps ("Fitch") affirmed TeleCorp's positive ratings and stable outlook. The Fitch report acknowledged that TeleCorp's financial performance was negatively affected by the shift to a post-pay subscriber base, but noted the benefits of post-pay subscribers over lower value pre-pay subscribers. The report concluded that "[a]fter this period of weaker-than-expected financial and operating results, the momentum since June 2001 has been positive[.]"

            28. On October 1, 2001 TeleCorp announced a 23% quarter-to-quarter post-pay subscriber increase for the third quarter of 2001, with a current mix of 90% post-pay and 10% pre-pay. Vento was quoted in the press release:

            "We have achieved significant growth momentum heading into the important fourth quarter. Third quarter subscriber additions were up 33% over 2Q '01, and now all of our markets are solidly contributing," said Gerald T. Vento, CEO of TeleCorp PCS, Inc. "Our subscriber growth was complemented by an equally impressive improvement in the key operating metrics which will meet or exceed the company's third quarter guidance."

            29. Despite the positive news from the Company, TeleCorp common stock has recently been trading at unusually low levels. For instance, on October 2, 2001, TeleCorp hit a 52-week low of $9.96 per share.

            30. TeleCorp's stock performance has been negatively impacted by factors unrelated to the Company's PCS operations, such as the ability of Lucent Technologies, Inc. to live up to its prior contractual commitments to provide financing to the Company. Indeed, despite a general downturn in the broader telecommunications industry, companies in the PCS carrier sector have performed well, including stocks for such companies as Alamosa Holdings Inc. (123.75% year-to-date increase), US Unwired Inc. (189.297% year-to-date increase), Airgate PCS Inc. (63.352% year-to-date increase) and Ubiquitel Inc. (93.636% year-to-date increase).

            31. As a result, AT&T Wireless has timed this transaction to capture TeleCorp's future potential and use it to their own ends without paying an adequate or fair price for the Company's assets.

            32. As part of its ownership of TeleCorp, AT&T Wireless has control of the Company and control it proxy machinery. It has selected and elected TeleCorp directors who are beholden to AT&T Wireless for their offices and the valuable perquisites which they enjoy therefrom. AT&T Wireless also has access to internal financial information about TeleCorp, its true value, expected increase in true value and the benefits to AT&T Wireless of 100 percent ownership of TeleCorp's assets to which plaintiff and the Class members are not privy.

            33. Moreover, AT&T Wireless has already bought out the interests of TeleCorp's other controlling stockholders, Vento and Sullivan, without fully informing the remaining TeleCorp Directors of the terms of the buyout.

            34. In addition to AT&T Wireless's operational control over TeleCorp, Vento, Sullivan and Mounger maintain direct voting control of the Company through their holdings of supervoting stock.

            35. TeleCorp has several classes of common and preferred stock, with varying votes per share. Voting control is maintained by the holders of the 3,093 outstanding shares of TeleCorp Voting Preference Common Stock. Each share of Voting Preference Common Stock is entitled to 1,619.7866 vote, representing, in the aggregate 50.1% of the total votes of all classes of TeleCorp stockholders.

            36. All shares of Voting Preference Common Stock are held by Vento (1,545 shares, or 49.95%), Sullivan (1,545 shares, or 49.95%) and Mounger (3 shares, or 0.10%). Moreover, Vento, Sullivan and Mounger are required to vote their shares of Voting Preference Common Stock together on all matters.

            37. On December 26, 2000, Vento and Sullivan entered into a series of agreements to transfer their interest in TeleCorp and other PCS operations to AT&T Wireless. The agreements included (1) an Equity Purchase Agreement whereby Vento and Sullivan agreed to sell certain TeleCorp common stock and preferred stock (Series C and Series E), (2) a Put Rights Agreement whereby Vento and Sullivan have the right to require AT&T Wireless to effectively purchase the remainder of their common stockholdings beginning in August 2003, and (3) a series of equity purchase agreements whereby Vento and Sullivan sold their interests in several undisclosed, privately held entities which own PCS licenses issued by the FCC. On February 14, 2001, Vento, Sullivan and AT&T Wireless agreed to terminate the Equity Purchase Agreement and Put Rights Agreement.

            38. Vento, Sullivan, AT&T Wireless and TeleCorp have never disclosed the PCS licenses transferred, the value of the licenses, or the price paid by AT&T Wireless and received by Vento and Sullivan. AT&T Wireless filed the December 26, 2000 Equity Purchase Agreement and Put Rights Agreement with the SEC as part of a Schedule 13D, but omitted any meaningful description of purchase of PCS licenses from Vento and Sullivan, other than that the transaction was for "additional substantial consideration."

            39. Moreover, Vento and Sullivan never disclosed the terms of the sale to TeleCorp's Board of Directors, despite requests by their fellow Directors. The valuation of the PCS licenses AT&T Wireless purchased from Vento and Sullivan -- including such basic information as the deal value on a per "POP" value -- constituted crucial information TeleCorp's Board of Directors needed in order to respond to an acquisition proposal by AT&T Wireless in an informed manner.

            40. Also in connection with the Merger, Vento and Sullivan were granted a qratuitous golden handshake for continuing to work for TeleCorp up until the closing of the Merger. In addition to working directly for the Company, Vento and Sullivan own a management company, TeleCorp Management Corp., that provides management services to TeleCorp pursuant to a November 13, 2000 management agreement. Under the management agreement, TeleCorp Management Corp. was obligated to provide the services of Vento and Sullivan to the Company. Notwithstanding this contract, TeleCorp Management Corp. was granted a $3.3 million golden handshake (calculated as three times yearly salaries and bonuses) to continue to provide to the Company the services it was already contractually committed to provide. Vento and Sullivan did not provide any consideration in exchange for the additional $3.3 million. Vento and Sullivan did, however, enter into a voting agreement with AT&T Wireless whereby Vento and Sullivan granted AT&T Wireless irrevocable proxies to vote their TeleCorp shares in favor of the Merger.

            41. Defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of TeleCorp's public stockholders. Among other things, by failing to obtain information regarding what AT&T Wireless had recently agreed to pay per POP for PCS licenses comparable to those held by TeleCorp, the Individual Defendants breached their fiduciary duty of due care to act in an informed manner. Similarly, by failing to disclose the terms of a related party transaction between the Company's controlling stockholders (Vento, Sullivan and AT&T Wireless), defendants breached their duty of candor.

            42. AT&T Wireless, with the acquiescence of the Individual Defendants, is engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the Class. Because of AT&T Wireless's substantial stock position, representation on TeleCorp's Board, and contractual relationships with TeleCorp., TeleCorp stockholders will not be able to risk voting against the Merger.

            43. Vento and Sullivan in particular have breached their fiduciary duty to the Class by failing to disclose the terms of their sale of PCS licenses to AT&T Wireless, and by obtaining additional consideration in the form of golden handshake payments described in paragraph 40. The remaining Individual Defendants have not exercised business judgment in approving the Merger because they were not informed of the terms or valuation of Vento and Sullivan's PCS license sale to AT&T Wireless, and they have permitted Vento and Sullivan to aggrandize their personal situations financially while failing to fulfill their fiduciary responsibilities to TeleCorp's shareholders. All defendants' breaches of their fiduciary duties cause irreparable harm to the members of the Class.

            44. Plaintiff has no adequate remedy at law.

            WHEREFORE, plaintiff prays for judgment and relief as follows:

            A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

            B. Preliminarily and permanently enjoining Defendants and all persons acting in concert with them, from proceeding with, consummating or closing the contemplated transaction;

            C. In the event the contemplated transaction is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;

            D. Directing defendants to account to Class members for their damages sustained as a result of the wrongs complained of herein;

            E. Awarding plaintiff the costs of this action, including a reasonable allowance for plaintiff's attorneys' and experts' fees; and

            F. Granting such other and further relief as to the Court may seem just and proper.

                                               ROSENTHAL, MONHAIT, GROSS
                                                 & GODDESS, P.A.


                                               By: /s/ Norman M. Monhait
                                                  ----------------------
                                               919 North Market Street
                                               Suite 1401, Mellon Bank Center
                                               Wilmington, Delaware  19899
                                               (302) 656-4433
                                               Attorneys for Plaintiff


OF COUNSEL:

ABBEY GARDY, LLP
212 East 39th Street
New York, New York  10016
(212) 889-3700


October 18, 2001

                             CERTIFICATE OF SERVICE
                             ----------------------

            I HEREBY CERTIFY that on the 18th day of October, 2001, two copies of the foregoing Notice of Filing Amended Class Action Complaint and First Amended Class Action Complaint were served, by hand delivery, upon:


                                              Kenneth J. Nachbar, Esquire
                                              Morris Nichols Arsht & Tunnell
                                              1201 N. Market Street
                                              Wilmington, Delaware  19899

                                              J. Travis Laster, Esquire
                                              Richards Layton & Finger
                                              One Rodney Square
                                              Wilmington, Delaware  19801


                                              /s/  Norman M.  Monhait
                                              ---------------------------------
                                                     Norman M. Monhait